                      AMENDMENT NO. 4 TO CREDIT AGREEMENT


      THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT ("Amendment No. 4") is made this 31st day of December, 1994 by and among SDI OPERATING PARTNERS, L.P. ("Borrower"), SUN DISTRIBUTORS, L.P., the sole limited partner of Borrower ("Guarantor"), each a Delaware limited partnership with offices at 2600 One Logan Square, Philadelphia, Pennsylvania 19103-6983, SDI PARTNERS I, L.P., a Delaware Limited Partnership with offices at 5 Great Valley Parkway, Malvern, Pennsylvania 19355-1426, the sole general partner of Borrower and Guarantor ("SDIPI"); CORESTATES BANK, N.A., a national banking association with offices at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19109, for itself and as Agent for the Banks identified below ("Agent"); and THE BANK OF NOVA SCOTIA and THE FUJI BANK, LIMITED (together with Agent, collectively, the "Banks").


                                  WITNESSETH:
                                  ----------

      WHEREAS, Agent and Banks entered into a Credit Agreement dated December 22, 1992, an Amendment No. 1 to Credit Agreement dated April 22, 1993, an Amendment No. 2 to Credit Agreement dated January 14, 1994 and an Amendment No. 3 to Credit Agreement dated March 2, 1994 (as amended from time to time, including by this Amendment No. 4, the "Credit Agreement") with Borrower, in which SDIPI joined for purposes of making certain representations and covenants and Guarantor joined to guaranty the indebtedness of Borrower thereunder, and pursuant to which the Banks agreed to provide to Borrower advances and letters of credit up to an aggregate principal amount outstanding at any time of Fifty Million Dollars ($50,000,000), subject to the terms and conditions set forth therein;

      WHEREAS, pursuant to asset purchase agreements dated October 4, 1994 and October 5, 1994, the Borrower has agreed to sell all of the assets of the Electrical Group and the Dorman Products division; and


     WHEREAS, Agent, Banks, Borrower, SDIPI and Guarantor wish to enter into this Amendment No. 4 to waive certain requirements of the Credit Agreement in connection with such sales, to extend the Termination Date and to modify certain covenants set forth in the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and intending to be legally bound hereby, the parties hereto agree as follows:

          1.  Definitions.
              -----------

              a. Capitalized terms used but not defined in this Amendment No. 4 shall have the meanings given to them in the Credit Agreement.

              b. The term "Dispositions" means the sales by the Borrower of the Electrical Group to Consolidated Electrical Distributors, Inc. pursuant to an asset purchase agreement dated October 4, 1994 and of the Dorman Products division to R&B, Inc. pursuant to an asset purchase agreement dated October 5, 1994.

          2.  Termination Date.  The Banks hereby agree to extend the
              ----------------
Termination Date to December 31, 1996. All procedural requirements of Paragraph 2.1(b) of the Credit Agreement are hereby waived by the Banks in connection with the foregoing extension, but are not waived in connection with any subsequent requests of the Borrower for extensions of the Termination Date.

          3.  Waivers.
              -------

              a.  The Banks hereby waive the provisions of Paragraphs 7.7 and
7.8 of the Credit Agreement to the extent that either such Paragraph would prohibit the Borrower's consummation of the Dispositions.

              b.  The Banks hereby waive the provisions of subparagraphs (c) and
(e) of Paragraph 2.8 and subparagraph (b) of Paragraph 7.7 of the Credit Agreement to the extent that such subparagraphs would require Borrower to use the proceeds of the Dispositions to reduce the Commitment and repay the Loan.

              c. The Banks hereby waive the provisions of Paragraph 7.6 of the Credit Agreement to the extent that such Paragraph would prohibit the Borrower from using up to $30,000,000 in the aggregate to: (i) redeem Class A or Class B interests in Guarantor and (ii) make Distributions in excess of Tax Distributions.

          4.  Quick Ratio.  Paragraph 6.14 of the Credit Agreement is hereby
              -----------
amended and restated in its entirety as follows:

              Maintain a ratio of Borrower's (a) Consolidated cash, marketable securities and net accounts receivable to (b) Consolidated Current Liabilities of not less than .65 to 1 at all times from the date of Amendment No. 4 through December 31, 1995, and of not less than .60 to 1 at all times thereafter.

     5.  Fixed Charge Coverage Ratio.  Paragraph 6.17 of the Credit Agreement is
         ---------------------------
hereby amended and restated in its entirety as follows:

         Maintain as of the last day of each fiscal quarter set forth in the left hand column, for the Rolling Period ending on such date, a ratio of Borrower's Consolidated Cash Flow to Borrower's Consolidated Fixed Charges of not less than the amount set forth in the right hand column:

     Period                               Minimum Ratio
     ------                               -------------
     Date of Credit Agreement
       through 12/31/94                   1.00 to 1.0
     1/1/95 - 12/31/95                     .73 to 1.0
     1/1/96 and the last day of each      1.01 to 1.0
       fiscal quarter thereafter

     6.  Tangible Net Worth.  Paragraph 6.20 of the Credit Agreement is hereby
         ------------------
amended and restated in its entirety as follows:

         Tangible Net Worth.  Maintain, as of the last day of each
         ------------------
     fiscal quarter during the periods or during the times set forth in the left hand column a ratio of Consolidated Tangible Net
     Worth to Consolidated Net Worth, calculated in each case without taking into account any tax benefits which may be available to Borrower by operation of the Financial Accounting Standards Board Release No. 109, of not less than the ratio set forth in the right hand column:


     Periods or Times                             Minimum Ratio
     ----------------                             -------------
     1/1/94 to 12/31/94                           .15 to 1.0
     1/1/95 and all times                         .18 to 1.0
      thereafter

     7.  Distributions.  Paragraph 6.21 of the Credit Agreement is hereby
         -------------
amended and restated in its entirety as follows:

         Maintain, as of the last day of each fiscal quarter, a ratio of (a) Distributions paid in each Rolling Period, to (b) Consolidated EBITDA less Management Fees expensed in the same Rolling Period, not to exceed .55 to 1.0 for any such Rolling Period ending on or before December 31, 1994; not to exceed .78 to 1.0 for any such Rolling Period ending on or before December 31, 1995; and not to exceed .60 to 1.0 for any Rolling Period ending any time thereafter; it being agreed that nothing in this Paragraph shall permit Borrower to make Distributions if not otherwise permitted by Paragraph 7.6 hereof.

      8.  Transfer of Assets.  Paragraph 7.7 of the Credit Agreement is hereby
          ------------------
amended and restated in its entirety as follows:

          Sell, lease, transfer or otherwise dispose of all or any portion of its assets, real or personal, other than such transactions made on an arm's length basis in the normal and ordinary course of business for value received; provided, however, that in the absence of a Default or an Event of Default, and, if a Default or Event of Default would not result therefrom, Borrower may:

                (a) From the effective date of Amendment No. 4 to Credit Agreement through the Termination Date, sell assets with an aggregate book value at the time of disposition thereof of up to Ten Million Dollars ($10,000,000) in transactions which are not in the ordinary course of business, provided that in connection with any sale of the stock or assets of SIMCO, up to Ten Million Dollars ($10,000,000) of the book value thereof shall be excluded from the calculations under this Paragraph 7.7(a).

                (b) Sell assets in excess of the amounts permitted pursuant to Paragraph 7.7(a) above in transactions in which the total consideration paid to Borrower therefor is cash, provided that the Commitment shall be permanently reduced and the Loan shall be repaid in connection therewith pursuant to Paragraphs 2.8(c) and (e) hereof by an amount equal to the Banks' Applicable Share of the Net Cash Proceeds received by Borrower on account of such sales, to the extent they exceed the amounts Borrower is permitted to sell pursuant to Paragraph 7.7(a) above.

      9.  Acquisitions and Investments.  Paragraph 7.9 of the Credit Agreement
          ----------------------------
is hereby amended and restated in its entirety as follows:

          (a) Purchase or otherwise acquire any part or amount of the capital stock or assets of, or make any investments in any other entity or corporation, except

     Permitted Investments; (b) enter into any new business activities or ventures not directly related to its present business; or (c) merge or consolidate with or into any other entity or corporation, except that a Subsidiary may be merged into the Borrower if the Borrower is the surviving entity; provided, however, that in the absence of a Default or an Event of Default hereunder, and if a Default or Event of Default would not result therefrom, Borrower may make acquisitions (by merger or purchase) of substantially all but not less than substantially all of other entities or corporations in the same or substantially the same business as Borrower if the consideration (constituting any cash payments plus the amount of any interest-bearing debt incurred or assumed in connection with such transaction) payable by Borrower in the aggregate for such acquisition(s) does not exceed Fifteen Million Dollars ($15,000,000) in any calendar year, provided, further, however, that up to Five Million Dollars ($5,000,000) may be carried over to subsequent calendar years to the extent not expended in any year, but the total amount available to Borrower for acquisitions in any year shall not exceed Twenty Million Dollars ($20,000,000). Not less than thirty (30) Business Days prior to the consummation of a single acquisition the total consideration of which is in excess of Five Million Dollars ($5,000,000), Borrower shall provide to Agent a twelve month cash flow projection from the date of the proposed acquisition showing prospective compliance with this Agreement.

     10.  Events of Default.  Subparagraph (d) of Paragraph 9.1 of the Credit
          -----------------
Agreement is hereby amended and restated in its entirety as follows:

          If Borrower shall default in or fail to observe at any test date the covenants set forth in Paragraphs 6.14 through 6.19, 6.21, 6.22 or 7.1 through 7.14 hereof, or if Borrower shall default in or fail to observe on any two test dates the covenant set forth in Paragraph 6.20 hereof;

     11.  Representations and Warranties.  Borrower hereby represents and
          ------------------------------
warrants to Banks as follows:

          a.  Representations.  The representations and warranties set forth in
              ---------------
Section Four of the Credit Agreement are true and correct in all material respects as of the date hereof; no Event of Default or Default under the Credit Agreement is in existence; and there has been no Material Adverse Change since December 22, 1992.

           b.  Power and Authority; Enforceability.  Each of Borrower, SDIPI
               -----------------------------------
and Guarantor has the power and authority under the laws of the State of Delaware and its respective Partnership Agreement to enter into and perform this Amendment No. 4, and all other agreements and documents required hereunder (hereinafter collectively referred to as the "Amendment Documents"); and all actions necessary or appropriate for the execution and performance by each of Borrower, SDIPI and Guarantor of the Amendment Documents have been taken and upon their execution, the same will constitute the legal, valid and binding obligations of Borrower, SDIPI and Guarantor (to the extent that each is a party thereto) enforceable in accordance with their terms.

           c.  No Violation of Laws or Agreements.  The making and performance
               ----------------------------------
of the Amendment Documents and actions required of each of Borrower, SDIPI and Guarantor hereunder and thereunder will not violate any provisions of any federal, state or local law or regulation or the respective Partnership Agreements of Borrower, SDIPI or Guarantor or result in any breach or violation of, or constitute a default under, any agreement by which Borrower, SDIPI or Guarantor or their respective property may be bound.

      12.  Conditions.  The effectiveness of this Amendment No. 4 is subject to
           ----------
the conditions that: (i) Borrower, Guarantor, Agent and Banks shall have executed this Amendment No. 4; (ii) Borrower shall, prior to or simultaneously with the effectiveness hereof, complete the Dispositions and receive no less than Sixty-two Million Dollars ($62,000,000) in cash proceeds thereof (including up to $5,000,000 of such proceeds held in escrow); (iii) Borrower shall have obtained and delivered to Agent a copy of an amendment to the note purchase agreement pursuant to which the Senior Notes were issued, containing amendments thereto and waivers thereunder conforming to the amendments and waivers set forth in this Amendment No. 4, in form and substance satisfactory to Banks; and
(iv) the Borrower shall have paid an amendment fee of Fifteen Thousand Dollars ($15,000), to be shared among the Banks on the basis of their respective Pro Rata Shares.

      13.  Affirmation.  Borrower, SDIPI and Guarantor (to the extent
           -----------
applicable) hereby affirm all of the provisions of the Credit Agreement, as amended, including by this Amendment No. 4, and agree that the terms and conditions of the Credit Agreement shall continue in full force and effect as supplemented and amended hereby.

            14.  Miscellaneous.
                 -------------

                 a. This Amendment No. 4 and any other Amendment Document shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                 b. Borrower agrees to reimburse Agent for all reasonable costs and expenses (including but not limited to, reasonable attorneys' fees and reasonable disbursements) which Agent may pay or incur in connection with the preparation of this Amendment No. 4 and the preparation or review of other documents executed or delivered in connection herewith.

                 c. All terms and provisions of this Amendment No. 4 shall be for the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.

                 d. This Amendment No. 4 may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document and each such counterpart shall be deemed an original.

                 e. Except as specifically set forth herein, the execution, delivery and performance of this Amendment No. 4 shall not effect a waiver of any right, power or remedy of Banks under applicable law or under the Credit Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

            IN WITNESS WHEREOF, the undersigned by their duly authorized officers, have executed this Amendment No. 4 the day and year first written above.

                                               SDI OPERATING PARTNERS, L.P.,

                                               By: SDI Partners I, L.P., its
                                                   general partner

                                               By: LEHMAN/SDI, Inc., its
                                                   general partner



                                               By:  /s/ Loius J. Cissone
                                                  --------------------------
                                                  Title: Sr. V.P. & CFO



                            [EXECUTIONS CONTINUED]

                                   SUN DISTRIBUTORS L.P., as Guarantor

                                   By:  SDI Partners I, L.P., its
                                        general partner

                                       By:  LEHMAN/SDI, INC., its
                                            general partner



                                       By: /s/ LOUIS J. CISSONE
                                           -----------------------------
                                     Title:  Sr. V.P. & CFO

                                   SDI PARTNERS I, L.P., to the extent
                                     it is a party to the Credit Agreement


                                   By:  LEHMAN/SDI, INC., its general
                                        partner


                                   By: /s/ LOUIS J. CISSONE
                                       ----------------------------------
                                       Title:  Sr. V.P. & CFO


                                   CORESTATES BANK, N.A., individually
                                      and in its capacity as Agent
                                      hereunder


                                   By:
                                      ----------------------------------
                                      Title:


                                   THE BANK OF NOVA SCOTIA


                                   By:
                                      ----------------------------------
                                      Title:


                                   THE FUJI BANK, LIMITED


                                   By:
                                      ----------------------------------
                                      Title:

                                   SUN DISTRIBUTORS L.P., as Guarantor

                                   By:  SDI Partners I, L.P., its
                                        general partner

                                       By:  LEHMAN/SDI, INC., its
                                            general partner



                                       By:
                                           -----------------------------
                                     Title:

                                   SDI PARTNERS I, L.P., to the extent
                                     it is a party to the Credit Agreement


                                   By:  LEHMAN/SDI, INC., its general
                                        partner


                                   By:
                                       ----------------------------------
                                       Title:


                                   CORESTATES BANK, N.A., individually
                                      and in its capacity as Agent
                                      hereunder


                                   By: /s/ SHERRI A. WILLIAMS
                                      ----------------------------------
                                      Title: Commercial Officer


                                   THE BANK OF NOVA SCOTIA


                                   By:
                                      ----------------------------------
                                      Title:


                                   THE FUJI BANK, LIMITED


                                   By:
                                      ----------------------------------
                                      Title:

                                   SUN DISTRIBUTORS L.P., as Guarantor

                                   By:  SDI Partners I, L.P., its
                                        general partner

                                       By:  LEHMAN/SDI, INC., its
                                            general partner



                                       By:
                                           -----------------------------
                                     Title:

                                   SDI PARTNERS I, L.P., to the extent
                                     it is a party to the Credit Agreement


                                   By:  LEHMAN/SDI, INC., its general
                                        partner


                                   By:
                                       ----------------------------------
                                       Title:


                                   CORESTATES BANK, N.A., individually
                                      and in its capacity as Agent
                                      hereunder


                                   By:
                                      ----------------------------------
                                      Title:


                                   THE BANK OF NOVA SCOTIA


                                   By: /s/ J. ALAN EDWARDS
                                      ----------------------------------
                                             J. Alan Edwards
                                      Title: Authorized Signatory


                                   THE FUJI BANK, LIMITED


                                   By:
                                      ----------------------------------
                                      Title:

                                   SUN DISTRIBUTORS L.P., as Guarantor

                                   By:  SDI Partners I, L.P., its
                                        general partner

                                       By:  LEHMAN/SDI, INC., its
                                            general partner



                                       By:
                                           -----------------------------
                                     Title:

                                   SDI PARTNERS I, L.P., to the extent
                                     it is a party to the Credit Agreement


                                   By:  LEHMAN/SDI, INC., its general
                                        partner


                                   By:
                                      ----------------------------------
                                      Title:


                                   CORESTATES BANK, N.A., individually
                                      and in its capacity as Agent
                                      hereunder


                                   By:
                                      ----------------------------------
                                      Title:


                                   THE BANK OF NOVA SCOTIA


                                   By:
                                      ----------------------------------
                                      Title:


                                   THE FUJI BANK, LIMITED


                                   By:/s/ YOSHIHIKO SHIOTSUGU
                                      ----------------------------------
                                             Yoshihiko Shiotsugu
                                      Title: Vice President & Manager